EXHIBIT A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 2)*

Dell Inc.
(Name of Issuer)

Common Stock, par value $0.01 per share
(Title of Class of Securities)

24702R101
(CUSIP Number)

Keith Schaitkin, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

June 18, 2013
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
High River Limited Partnership

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) /X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
30,495,730

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
30,495,730

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
30,495,730

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.74%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Hopper Investments LLC

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
30,495,730

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
30,495,730

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
30,495,730

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.74%

14 TYPE OF REPORTING PERSON
OO

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Barberry Corp.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
30,495,730

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
30,495,730

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
30,495,730

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.74%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Partners Master Fund LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
48,572,373

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
48,572,373

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
48,572,373

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
2.77%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Partners Master Fund II LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
19,027,739

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
19,027,739

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
19,027,739

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.08%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Partners Master Fund III LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
8,374,637

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
8,374,637

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
8,374,637

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X / See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
0.48%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Offshore LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
75,974,749

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
75,974,749

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
75,974,749

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/X / See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
4.33%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Partners LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
46,008,171

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
46,008,171

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
46,008,171

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
2.62%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Onshore LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
46,008,171

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
46,008,171

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
46,008,171

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/X / See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
2.62%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Capital LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
121,982,920

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
121,982,920

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
121,982,920

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
6.95%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
IPH GP LLC

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
121,982,920

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
121,982,920

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
121,982,920

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X/ See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
6.95%

14 TYPE OF REPORTING PERSON
OO

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Enterprises Holdings L.P.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
121,982,920

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
121,982,920

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
121,982,920

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/X / See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
6.95%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Icahn Enterprises G.P. Inc.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
121,982,920

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
121,982,920

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
121,982,920

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/X / See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
6.95%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 24702R101

1. NAME OF REPORTING PERSON
Beckton Corp.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
121,982,920

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
121,982,920

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
121,982,920

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X / See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
6.95%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 24702R101

1 NAME OF REPORTING PERSON
Carl C. Icahn

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / X /
(b) / /
3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
United States of America

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
152,478,650

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
152,478,650

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
152,478,650

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	/ X / See Item 5(a)

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
8.68%

14 TYPE OF REPORTING PERSON
IN

SCHEDULE 13D

Item 1. Security and Issuer

This statement constitutes Amendment No. 2 to the Schedule 13D, relating to the shares of common stock, par value $0.01 per share (the “Shares”), issued by Dell Inc. (the “Issuer”), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2013, as amended by Amendment No. 1, filed with the SEC on May 13, 2013, to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 3. Source and Amount of Funds or Other Consideration

Item 3 of the Schedule 13D is hereby amended by replacing it in its entirety with the following:

The Reporting Persons may be deemed to be the beneficial owner of, in the aggregate, 152,478,650 Shares. The aggregate purchase price of the Shares purchased by the Reporting Persons collectively was approximately $2 billion (including commissions and premiums). The source of funding for these Shares was the general working capital of the respective purchasers. The Shares are held by the Reporting Persons in margin accounts together with other securities. Such margin accounts may from time to time have debit balances. Part of the purchase price of the Shares was obtained through margin borrowing.

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following:

On June 18, 2013, the Reporting Persons issued an open letter to shareholders of the Issuer (the “June 18 Letter”). A copy of the June 18 Letter is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 5. Interest in Securities of the Issuer

Item 5 (a) of the Schedule 13D is hereby amended by adding the following:

(a) The Reporting Persons may be deemed to beneficially own, in the aggregate, 152,478,650 Shares, representing approximately 8.68% of the Issuer's outstanding Shares (based upon the 1,756,073,637 Shares stated to be outstanding as of June 6, 2013 by the Issuer in the Issuer’s Form 10-Q for the quarterly period ended May 3, 2013).

Item 5(b) of the Schedule 13D is hereby amended by replacing it in its entirety with the following:

(b) For purposes of this Schedule 13D:

High River has sole voting power and sole dispositive power with regard to 30,495,730 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 48,572,373 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 19,027,739 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 8,374,637 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 46,008,171 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the “Act”) the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to each of Icahn Master, Icahn Master II and Icahn Master III (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which each of Icahn Master, Icahn Master II and Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

Item 5 (c) of the Schedule 13D is hereby amended by the addition of the following:

(c) The following table sets forth all transactions with respect to Shares effected since May 13, 2013, the filing date of the most recent Schedule 13D amendment filed by the Reporting Persons, inclusive of any transactions effected through 9:00 a.m., New York City time, on June 18, 2013. Except as otherwise noted below, all such transactions were purchases of Shares effected in the open market, and the table includes commissions paid in per share prices.

Name of Reporting Person	Date of Transaction	Amount of Securities	Price Per Share
High River	06/18/2013	14,402,066.00 *	$13.52
Icahn Partners	06/18/2013	21,553,021.00*	$13.52
Icahn Master	06/18/2013	23,235,089.00*	$13.52
Icahn Master II	06/18/2013	8,902,722.00*	$13.52
Icahn Master III	06/18/2013	3,917,430.00*	$13.52

* These shares were acquired by the Reporting Persons pursuant to the Stock Purchase Agreement that is further described in Item 6 below.

Item 6. Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.

Item 6 of the Schedule 13D is hereby amended by adding the following:

On June 18, 2013, the Reporting Persons entered into a Stock Purchase Agreement with Southeastern Asset Management, Inc. (the “June 18 SPA”). A copy of the June 18 SPA is attached hereto as Exhibit 2 and incorporated herein by reference

On June 18, 2013, the Reporting Persons entered into a side letter agreement with Southeastern Asset Management, Inc. (the “June 18 LetterAgreement”). A copy of the June 18 Letter Agreement is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 7. Material to be Filed as Exhibits

Exhibit 1 June 18 Letter
Exhibit 2 June 18 SPA
Exhibit 3 June 18 Letter Agreement

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: June 18, 2013

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By: /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Schedule 13D, Amendment No. 2 – Dell Inc.]

EXHIBIT 1
FOR IMMEDIATE RELEASE

OPEN LETTER
TO DELL SHAREHOLDERS

New York, New York, June 18, 2013: Carl C. Icahn and his affiliates today delivered the following open letter to shareholders of Dell Inc.

Dear Fellow Dell Shareholders:
We take this opportunity to respond to rumors regarding the availability of financing for our proposal for a recapitalization at Dell and to address recent statements by Dell that demean the prospects of Dell. We are amazed by these statements by the Dell Board. In what other context would the person tasked with selling a product actually spend their efforts negatively positioning the very product they are trying to sell? Is that how the supposed “go-shop” was conducted? Can you imagine a real estate broker running advertisements warning of termite danger in a house each time a prospective buyer seems interested? Dell’s statements, and in particular the June 5 presentation by Dell, only convinces us further that the $13.65 price in the pending Michael Dell/Silver Lake deal significantly undervalues the Company. We have also come to the conclusion that a Board that has circulated this information while we were attempting to proceed with our proposed recapitalization (which would allow Dell stockholders the opportunity to retain their Dell shares and to elect to receive a distribution of either $12.00 per share in cash, or $12.00 in additional shares of Dell common stock valued at $1.65 per share), will never accept our proposal as a Superior Proposal as defined in Dell’s February 5 Merger Agreement. As a result, and in order to settle all questions regarding liquidity, we propose that Dell engage in the $14 per share tender offer described below. In order to implement our tender offer proposal we will: (1) seek to defeat the Michael Dell/Silver Lake transaction at the July 18 Special Meeting and we ask you to vote against that transaction as we believe the $13.65 per share purchase price substantially undervalues Dell; and (2) once the Michael Dell/Silver lake transaction is defeated, seek to elect our slate of directors at the 2013 Dell annual meeting of shareholders to implement our proposed $14 per share tender offer.
We propose that Dell commence a tender offer for approximately 1.1 billion Dell shares at $14 per share (for a maximum of $16 billion available in the tender offer). Icahn and Southeastern (who together hold approximately 13% of Dell's shares) will agree not to tender in the tender offer. Our proposal allows those who believe, like us, that the $13.65 price being offered in the Michael Dell/Silver Lake going private transaction significantly undervalues Dell, to continue to hold Dell shares. It also provides an opportunity for those who wish to tender at $14 a share to do so, with the knowledge that they will be able to sell at least approximately 72% of their position, and possibly more if other shareholders do not fully subscribe to the tender offer.
Funding for the tender offer would be provided from $5.2 billion of debt financing, together with $7.5 billion in cash available at Dell (after taxes and payment of fees) and $2.9 billion available through a sale of Dell receivables. This would leave approximately $4.9 billion of cash available for ongoing Dell operations.
We are proceeding to obtain commitments for $5.2 billion of senior debt financing to be made available to Dell as a bridge loan to guaranty the tender offer and believe that we are on target to achieve that result. A major investment bank has indicated its willingness to make available $1.6 billion and Carl Icahn and his affiliates would make available $2 billion if necessary to facilitate this commitment. To preempt the repetition of the criticisms the Company made regarding our prior plan, we believe the Company will have ample liquidity and capital to make the tender offer and run the business well. The Company’s criticism that we must plan to prepay debt is wrong. Just as most companies do, we believe the Company can pay down debt as it comes due from cash from operations. And since the Company will have $4.9 billion in cash following the tender offer, we see no need to arrange a revolver at this time.
While we have not varied one inch from our plan to raise $5.2 billion in senior debt and to utilize cash and receivables at Dell to fund our recapitalization proposal, Dell has continued to move the goal posts by implying that more cash is required for our proposal to be implemented. The special committee also seems to gloss over the fact Dell’s business generates significant cash flow according to management’s and BCG’s publicly filed plans which have not been changed. It appears to us that the only clear shortfalls at Dell are from poor execution which interestingly occurred during the first half of the year (including starting a PC price war a mere two months before a going-private transaction, granting retention cash bonuses to employees and prepaying debt) and negotiating a high breakup fee in the Michael Dell/Silver Lake deal. We also find it strange that when Quest was purchased in July 2012 it was making $100 million in operating income and now it is suddenly losing $85 million.
We are also announcing today that we have purchased approximately 72 million shares of Dell from Southeastern Asset Management, with proxies to vote at the July 18 Special Meeting. Southeastern continues to be part of our group in opposing the Michael Dell/Silver Lake deal and will share the fees and expenses of the proxy fight on a pro rata basis.
Finally, we have reviewed motions filed against Dell by plaintiffs in their action challenging the Michael Dell/Silver Lake transaction alleging, among other things, inadequacy of the $13.65 per share purchase price, conflicts of interest and breach of fiduciary duty. We have provided the attached letter in support of that action.
We continue to urge Dell shareholders to vote against the proposed Michael Dell/Silver Lake going private transaction at the July 18 Special Meeting.
Very truly yours,

Carl C. Icahn

Attached Letter In Support of
Plaintiffs Action
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153

June 17, 2013
Joseph Rice
Motley Rice
28 Bridgeside Boulevard
Mt. Pleasant, South Carolina 29464
Dear Mr. Rice:
We provide you with this letter concerning Dell Inc. (the “Company”) and the going-private transaction (the “Going Private Transaction”) involving Michael Dell/Silver Lake, as contemplated in the Merger Agreement, dated as of February 5, 2013 (the “Merger Agreement”). Defined terms used in this letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.
Although we have attempted to move forward with a Superior Proposal under the Merger Agreement, so that the Company could terminate the Merger Agreement and proceed with our recapitalization transaction, we believe that the provisions of the Merger Agreement negotiated by Dell have made it effectively impossible for the Board of Dell to proceed with our leveraged recapitalization.
Under the harsh terms of the Merger Agreement we do not believe that this Board will find that a recapitalization transaction comes within the meaning of the term “Superior Proposal”, even if it is in fact economically superior to the Going Private Transaction. Indeed, on May 20, 2013, the Company delivered a letter to us informing us that they would not provide additional information or engage in discussions concerning our proposal. We believe that the combination of the restrictive definition of Superior Proposal, together with the other express terms of the Merger Agreement, including large termination fees and matching rights in favor of Michael Dell/ Silver Lake, act as almost impossible barriers to any potential bidder unseating the Going Private Transaction. In particular, how does a potential buyer secure financing for this size deal, in light of the matching right, and the fact that the banks would not be paid anything in the event the bid is matched or topped.
As an alternative to proceeding as a Superior Proposal under the Merger Agreement, we proposed that the Company hold its 2013 Annual Meeting at the same time as the July 18 Special Meeting to vote on the Merger Agreement. By holding a combined meeting, shareholders would have had a real choice to reject the Michael Dell/Silver Lake deal, and at the same time, elect new directors on our proposed platform. Unfortunately, because only the Special Meeting is being held next month (the Annual Meeting has not even been scheduled even though the Company typically has its meeting in July), shareholders are being denied the opportunity to vote between two immediately available paths and may thereby be coerced to vote for the Michael Dell/Silver Lake deal.
Over the past few months, the Company has embarked on a pattern of disclosing increasingly negative results and prospects. From a deteriorating PC market outlook to massively reduced margins, the present and future are being presented by management as bleak. But we believe that a number of business decisions have created this bad news. It’s a process that management controls – the worse the Company looks, the more there is for shareholders to fear, the more likely the Going Private Transaction is approved.
It is our opinion that the Merger Agreement and recent statements by Dell have created significant obstacles to proposing a competing offer within the narrow confines of the Merger Agreement.

_________________________________
Carl C. Icahn, Chief Executive Officer

NOTICE TO INVESTORS
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELL INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY CARL C. ICAHN AND HIS AFFILIATES ON MAY 10, 2013 (THE “ICAHN SCHEDULE 13D”) AND THE SCHEDULE 13D FILED BY SOUTHEASTERN ASSET MANAGEMENT, INC. AND ITS AFFILIATES ON FEBRUARY 8, 2013 (THE “SOUTHEASTERN SCHEDULE 13D”). EXCEPT AS OTHERWISE DISCLOSED IN THE ICAHN SCHEDULE 13D AND THE SOUTHEASTERN SCHEDULE 13D, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE ICAHN SCHEDULE 13D AND THE SOUTHEASTERN SCHEDULE 13D.
Contact:
Susan Gordon
(212) 702-4309

EXHIBIT 2
EXECUTION COPY

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of June 18, 2013 (this “Agreement”), by and among Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master III LP and High River Limited Partnership (“High River”, and together with Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, the “Icahn Entities”, or collectively, the “Buyer”), and Southeastern Asset Management, Inc., individually and on behalf of its clients (“Southeastern” or the “Seller”). Each of the Buyer and Seller are referred to in this Agreement as a “Party” and collectively, as the “Parties.”

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by signing this Agreement, the Parties hereby agree as follows:

1. Simultaneously with the execution and delivery of this Agreement, the Buyer irrevocably purchases from the Seller and the Seller irrevocably sells to Buyer an aggregate of 71,657,828 shares (the “Initial Shares”, and together with the Additional Shares (as defined below), the “Transferred Shares”) of common stock, par value $0.01 per share (the “Shares”) (in such amounts among the Icahn Entities as set forth on Schedule I hereto) of Dell Inc. (the “Company”), free and clear of all Encumbrances, at $13.52 per Share in immediately available funds, for aggregate consideration of $968,813,834.56. Promptly following the date hereof Seller shall sell to Buyer and Buyer shall purchase from Seller, an additional 352,500 Shares, free and clear of all Encumbrances (the “Additional Shares”) (subject to obtaining the necessary consent (the “Consent”) for such sale), at $13.52 per Share in immediately available funds, for additional consideration of $4,765,800.00.

2. The Buyer and the Seller shall use best efforts to cause such transactions to settle as soon as possible (such date, a “Settlement Date”), but in no event shall such transaction for the Initial Shares settle later than June 21, 2013. The Seller shall deliver the Transferred Shares to an account as directed by Buyer (via DTC book entry transfer) against delivery of immediately available funds to an account designated by Seller.

3. Each Party acknowledges that the other Party may be obligated to disclose and/or file a copy of this Agreement pursuant to United States securities laws and agrees that nothing in this Agreement shall restrict the Parties’ ability to make such disclosures or filings.

4. Each Party has conducted its own investigation with respect to the Shares, acknowledges that the other Parties may be in possession of material, nonpublic information regarding the Company and agrees that no other Party shall have any obligation to disclose such information to such Party.

5. Each Party represents and warrants to the other Party on the date hereof and as of the Settlement Date that:
(a)	it is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation and is in good standing under such laws;
(b)
it has full power and authority to enter into this Agreement and to perform the transactions and its respective obligations contemplated by this Agreement, and this Agreement and such transactions have been duly authorized, are valid and enforceable against it, are not in contravention of any law, order or agreement by which it is bound and do not require any consent, notice or filing of any kind (except as required under the securities laws) other that such consents and notices as have already been obtained, and with respect to the Additional Shares only, the Consent;

(c)
it is a sophisticated seller or buyer, as the case may be, and has adequate information concerning the Shares to make an informed decision regarding the sale and purchase contemplated by this Agreement, is able to bear the economic risk associated with the sale or purchase of the Shares, has such knowledge and experience, and has undertaken transactions regarding investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the sale or purchase of securities of the type contemplated herein, and has independently and without reliance upon the other Party, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that each Party has relied upon the representations, warranties and covenants of the other Party expressly provided in this Agreement;

(d)	it acknowledges that the other Party has not given it any investment advice, credit information or opinion on whether the transaction contemplated hereby is prudent; and
(e)	it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Act").

6. The Buyer represents, warrants, covenants and agrees to and with the Seller that as of the date hereof and as of the Settlement Date:

(a)
none of the Seller nor any of its affiliates shall have any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the transactions contemplated by this Agreement incurred by any Person;

(b)
all amounts payable to the Seller hereunder shall be delivered to the Seller without any deductions or withholdings by any Person for brokerage fees, commissions, underwriting discounts, taxes or otherwise; and

(c)	it is purchasing the Shares solely for its own account and not with a view toward resale, transfer or distribution thereof and not with any present intention of distributing any of the Shares.

“Person” shall mean any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof;

7. Seller represents, warrants, covenants and agrees to and with Buyer that as of the date hereof and as of the Settlement Date:

(a)
Seller has authority to transfer to Buyer, and does hereby transfer to Buyer, good, valid and marketable title to that number of Transferred Shares (including, when delivered to Buyer, the Additional Shares) listed next to its name on Schedule II hereto under the column titled the Transferred Shares, free and clear of any and all Encumbrances. Seller and its affiliates have the sole right to dispose or direct the disposition of that number of Shares listed next to its name on Schedule II hereto. Of the 72,010,328 Transferred Shares, Seller has the sole right to vote or direct the vote of 64,012,160 Shares, but does not have authority to vote or direct the vote with respect to 7,998,168 Shares (the “Non-Voting Shares”). “Encumbrance” shall mean any security interest, claim, pledge, lien, charge, voting agreement, proxy, mortgage, conditional sale agreement, title retention agreement, option, adverse claim of ownership or use, any restriction on ownership, use, voting or transfer, or any other encumbrance of any kind, character or description whatsoever;

(b)	Seller’s clients have good, valid and marketable title to that number of Shares listed next to its name on Schedule II hereto under the column titled the Retained Shares (the “Retained Shares”);

(d)
Seller and its affiliates beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) an aggregate of (and not more than) 143,315,656 Shares, which includes both the Retained Shares and the Transferred Shares, but excludes 705,500 Shares over which neither the Seller nor its affiliates have beneficial ownership;

(e)
Seller is not, as of the date hereof, and nor will Seller become, a party to any agreement, arrangement or understanding with any Person which could result in Buyer having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the transactions contemplated by this Agreement;

(f)
Seller agrees that Buyer shall receive and shall be entitled to receive the $0.08 per Share quarterly dividend that is payable on July 21, 2013 (or such other date that the second quarter dividend is actually paid) to holders of record on July 1, 2013, relating to the Transferred Shares, which in the aggregate, shall be $5,760,826.24. To the extent Seller or its managed accounts or other owners of the Transferred Shares, receives such dividend payment or any part thereof, Seller shall immediately notify Buyer and shall wire and shall caused to be wired such dividend payment to Buyer as instructed by Buyer; and

(g)
Seller hereby grants to Buyer and its designees an irrevocable proxy to vote the Transferred Shares (other than the Non-Voting Shares). As of June 3, 2013, the record date for the Special Meeting (as defined below), Seller owned of record, or beneficially owned and had the right to instruct and cause the record owner to vote, the Transferred Shares. Seller has the right to vote and shall cause the Transferred Shares to be voted in connection with the Special Meeting of Shareholders of the Company scheduled to be held on July 18, 2013 (as adjourned, postponed or rescheduled, the “Special Meeting”) as directed by Buyer. In connection therewith, Seller shall (1) cause, the Transferred Shares owned of record, and (2) instruct and cause the record owner, in the case of all Transferred Shares beneficially owned but not owned of record, to vote all such Transferred Shares (other than the Non-Voting Shares) in accordance with the written instructions of Buyer, and upon Buyer’s request and in accordance with Buyer’s instructions, to complete, sign and deliver a proxy card in connection with the Special Meeting. The Parties acknowledge that Buyer shall have sole and absolute discretion with respect to all voting instructions for the Transferred Shares.

8. The sale and grant of voting rights, voting agreements, and proxies contemplated by the Parties herein is irrevocable.
9. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. All representations and warranties made by the Parties shall survive the execution, delivery and performance of this Agreement.
10. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. Transmission by facsimile or electronic mail of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
11. Except as expressly set forth in this Agreement, each Party acknowledges that the other has not made any representations, warranties or agreements of any kind. This Agreement represents the complete understanding of the parties hereto with respect to the subject matter hereof, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state (without regard to any conflicts of law provisions thereof which would require the application of the laws of any other jurisdiction), and may only be modified or amended by the written agreement of both parties hereto.
12. The Parties irrevocably and unconditionally submit exclusively to and accept the jurisdiction of the federal courts located in the State of Delaware or the courts of the State of Delaware located in Wilmington, Delaware for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them. The parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any right that they may have to trial by jury of any claim or cause of action, or in any legal proceeding, directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort or any other theory).
13. The Parties hereto acknowledge that a breach of this Agreement would cause irreparable harm for which monetary damages would be an inadequate remedy. Accordingly, Seller hereby agrees that Buyer may seek equitable relief in the event of any breach or threatened breach of this Agreement, including injunctive relief against any breach hereof and specific performance of any provision hereof, in addition to any other remedy to which Buyer may be entitled, without the necessity of posting any bond or other security.
14. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
15. All notices, requests, demands and other communications to any Party given under this Agreement shall be in writing, hand delivered or sent by overnight courier, electronic transmission or telecopier (with confirmation received) to such Party at the address, electronic mail address or telecopy number specified for such Party on Schedule III hereto, or at such other address, electronic mail address or telecopy number as such Party may subsequently request in writing. All notices, requests, demands and other communications will be deemed delivered when actually received.

[Remainder of page intentionally left blank.]

To indicate their agreement with the foregoing, the Parties have executed this Agreement by their duly authorized officers or representatives as of the date first set forth herein.
BUYER:

ICAHN PARTNERS LP

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND II L.P.

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND III L.P.

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory

HIGH RIVER LIMITED PARTNERSHIP

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory

[Southeastern/Icahn SPA --Dell Shares, June 2013]

SELLER:

SOUTHEASTERN ASSET MANAGEMENT, INC.

By: __________________________
Name: Andrew R. McCarroll
Title: General Counsel

Schedule I

Icahn Entity Share Purchases

Icahn Entity	Number of Shares Purchased
High River Limited Partnership	14,402,066
Icahn Partners LP	21,533,021
Icahn Master Fund LP	23,235,089
Icahn Master Fund II LP	8,902,722
Icahn Master Fund III LP	3,917,430
Total	72,010,328

Schedule II

Seller Entity and Transferred Shares

Seller Entity	Number of Transferred Shares	Number of Retained Shares
Southeastern Asset Management, Inc. *	72,010,328**	72,010,328**

* Individually, and on behalf of its clients
** Includes 352,500 Shares over which Seller has neither voting nor investment discretion

Schedule III

Buyer’s Address for Notices and Delivery

767 Fifth Ave. 46th Floor
New York, NY 10153
Phone: (212) 702-4367
Fax: (866) 760-6959
acanova@sfire.com
Attention: Anthony Canova

767 Fifth Ave. 46th Floor
New York, NY 10153
Phone: (212) 702-4323
Fax: (866) 760-6959
kcozza@sfire.com
Attention: Keith Cozza

Seller's Address for Notices and Delivery

Southeastern Asset Management, Inc.
6410 Poplar Avenue, Suite 900
Memphis, TN 38119
Phone: (901) 818-5185
Fax: (901) 260-0885
amccarroll@seasset.com
Attention: Andrew McCarroll

EXHIBIT 3
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153

June 18, 2013
Southeastern Asset Management, Inc.
6410 Poplar Avenue, Suite 900
Memphis, TN 38119
Re: Agreement Concerning Transferred Shares
Dear Mr. McCarroll:
Reference is made to that certain Stock Purchase Agreement, dated as of June 18, 2013, (the “SPA”) among Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master III LP and High River Limited Partnership (“High River”, and together with Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, the “Icahn Entities”), and Southeastern Asset Management, Inc., individually and on behalf of its clients (“Southeastern”) that was previously executed and delivered by the Parties. Defined terms used herein and not otherwise defined shall have the meaning ascribed to such term in the SPA.
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by signing this letter agreement, the Parties hereby agree as follows:
1. Following the 2013 Annual Meeting of Shareholders of Dell Inc. (the “Company”), if a majority of the newly elected directors of the Company were nominees of either Buyer or Seller, Seller agrees that it shall not, and that it shall cause its affiliates not to, tender any beneficially owned Shares into any tender offer commenced by the Company within six months of the conclusion of the 2013 Annual Meeting of Shareholders of the Company.
2. The Parties agree to share (on a pro rata basis in accordance with their respective ownership of Shares following completion of the transactions contemplated herein) all fees and expenses relating to the solicitation of proxies at the Special Meeting of Shareholders of the Company scheduled to be held on July 18, 2013, including the fees and expenses of proxy advisors, printing and mailing expenses relating to proxy materials, except that each Party shall be solely responsible for its own legal fees and expenses whether in connection with the solicitation of proxies, the negotiation of this Agreement or otherwise.
If you are in agreement with the foregoing, please execute the signature page attached to this letter agreement.

Sincerely,
ICAHN PARTNERS LP

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory
ICAHN PARTNERS MASTER FUND LP

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory
ICAHN PARTNERS MASTER FUND II L.P.

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory
ICAHN PARTNERS MASTER FUND III L.P.

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory
HIGH RIVER LIMITED PARTNERSHIP

By: __________________________
Name: Keith Cozza
Title: Authorized Signatory
Agreed to and accepted by:
SOUTHEASTERN ASSET MANAGEMENT, INC.

By: __________________________
Name: Andrew R. McCarroll
Title: General Counsel